UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 29, 2008

Date of report (Date of earliest event reported)

Integrated Device Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12695	94-2669985
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6024 Silver Creek Valley Road, San Jose, California 95138

(Address of principal executive offices) (Zip Code)

(408) 284-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 29, 2008, the compensation committee of the board of directors of Integrated Device Technology, Inc. (the “Company”) approved certain modifications applicable for fiscal 2009 to the Company’s Incentive Compensation Plan (“Incentive Compensation Plan”) in which the Company’s executive officers (including the Chief Executive Officer) are eligible to participate. The Incentive Compensation Plan provides for certain cash incentive compensation for the Company’s eligible employees for the achievement of certain individual, unit and Company-wide performance goals. The Incentive Compensation Plan was established to align employee goals and efforts with the Company’s goals and direction. The Incentive Compensation Plan is intended to encourage outstanding performance, share the benefits of successful Company performance with eligible employees, enhance teamwork and support a consistent process for establishing, measuring and rewarding performance.

On April 30, 2008 the board of directors of the Company approved specific threshold, target and maximum performance values for Company-wide performance applicable for fiscal year 2009 based on the Company’s non-GAAP earnings per share (“EPS”). The payout scale under the Incentive Compensation Plan will have specific achievement levels assigned to each EPS value, with the level of the Company’s achievement of the target EPS value resulting in an achievement factor expressed as a percentage. For fiscal year 2009, if the Company does not meet the minimum EPS value, a 0% EPS achievement factor is applied; if the Company meets the minimum EPS value, a threshold 50% EPS achievement factor is applied; and if the Company meets the target EPS value, the target 100% EPS achievement factor is applied. The maximum EPS achievement factor for fiscal year 2009 is 200%.

In addition, on April 29, 2008, the compensation committee of the board of directors approved annual cash bonus awards earned during fiscal year 2008 for certain executive officers and other key employees under the Incentive Compensation Plan. As approved, the Company will pay a fiscal year-end cash bonus award to the Company’s named executive officers as follows: Gregory S. Lang, $135,602; Clyde R. Hosein, $55,284; Chuen-Der Lien, $62,294; Mike Hunter, $69,175; and Jimmy J. M. Lee, $60,689. The year-end cash bonus award payments for fiscal year 2008 are net of mid-year payments made in November 2007, which payments were disclosed in the Current Report on Form 8-K filed by the Company on November 16, 2008.

The Company intends to provide additional information regarding the compensation awarded to the named executive officers for the 2008 fiscal year in the Company’s proxy statement for the 2008 Annual Meeting of Stockholders, which is expected to be filed with the Securities and Exchange Commission in July 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2008

INTEGRATED DEVICE TECHNOLOGY, INC.

By:	/s/ Clyde R. Hosein
Clyde R. Hosein
Vice President and Chief Financial Officer
(duly authorized officer)

3